Exhibit 5.1
                                                                     -----------


                     [Willkie Farr & Gallagher Letterhead]


June 11, 2002


Wentworth III, Inc.
650 So. Cherry Street, Suite 420
Denver, CO 80246


Ladies and Gentlemen:

We have acted as counsel to Wentworth III, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (Registration No. 333-75044) (as amended, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offer and sale by the Company of 50,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B, promulgated under the Act.

In connection with this opinion, we have reviewed originals or copies of the following documents: (a) the Registration Statement and the exhibits thereto,
(b) the Certificate of Incorporation of the Company, (c) the Bylaws of the Company, (d) certain records of the Company's corporate proceedings and (e) such statutes, records and other documents as we have deemed relevant or necessary for the purpose of this opinion.

In addition, we have examined such other documents, records and papers as we have deemed necessary or appropriate in order to give the opinions set forth herein. In rendering our opinions herein, the documents we have examined were originals or copies, certified or otherwise identified to our satisfaction. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied upon statements and certificates of the Company or of government or other officials.

Based on the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act the Shares, when duly issued, sold and paid for in accordance with the terms of the prospectus included as part of the Registration Statement, will be legally issued, fully paid and non-assessable. This opinion is also based upon the assumption that such offer and sale will take place pursuant to the provisions of Rule 419 of the Act, as set forth in the Registration Statement.

Wentworth III, Inc.
June 11, 2002
Page 2


The opinions expressed herein are limited to Federal securities laws, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other country, state or jurisdiction. Except with regard to the New York State securities laws, we express no opinion relating to the "blue-sky" laws of the various states.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" therein. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder. This opinion is furnished to you solely for your information in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.


Very truly yours,

/s/ Willkie Farr & Gallagher